UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: August 8, 2016

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Amendment of a Material Definitive Agreement

The Company has entered into a Waiver and Amendment (“Waiver”) with each of the buyers (“Holders”) listed on the Schedule of Buyers attached to that certain Securities Purchase Agreement (“SPA”), dated November 5, 2015, among Axion Power International, Inc. (the “Company”) and the Holders (each capitalized term used below is used as defined in the SPA and notes entered into in conjunction with the SPA, “Notes”). In each Waiver, the Company and the Holders agreed as follows:

•	Section 31(n) of the Notes is hereby amended to add the following:

“Notwithstanding anything to the contrary within, there shall be a Controlled Account Release Event on August 8, 2016 in an amount equal to the Holder’s Pro Rata Amount of $300,000. The Company has requested further Controlled Account Release Events on each of September 1, 2016, October 1, 2016 and November 1, 2016 in an amount equal to the Holder’s Pro Rata Amount of $300,000, and if, as and when a future release or releases occur, the Holder shall have been automatically deemed to have waived any Equity Condition Failures with respect to such release.”

•	All Restricted Principal in the Controlled Account in excess of the Holder’s Pro Rata Amount of $1,200,000 shall be immediately returned to Holder, and the amount of the returned Restricted Principal shall be credited against the outstanding principal balance of the Note such that for every $1.05 of Restricted Principal returned, the principal amount of the Note shall be reduced by $1.00.

The Waivers became effective on August 8, 2016 upon entry into waivers by the Required Holders (as defined in the Notes). A form of Waiver is attached hereto as Exhibit 99.1. The foregoing is a summary of the terms of the Waiver and is qualified in its entirety by reference to Exhibit 99.1.

ITEM 8.01  Other Matters

As of the close of business on August 5, 2016, the Company had 2,675,932 shares of its common stock issued and outstanding.

ITEM 9.01 Exhibit

Exhibit 99.1 Form of Waiver and Amendment, dated August 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 8, 2016

Axion Power International, Inc.

By:	/s/ Richard H. Bogan
Richard H. Bogan
Chief Executive Officer